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                                                                    EXHIBIT 99.2


                  Consent of Person About to Become a Director
       (pursuant to Rule 438 under the Securities Act of 1933, as amended

         In connection with the filing of a prospectus supplement to a base prospectus contained in a Registration Statement on Form S-3 (File No. 333-48169) filed by Equity Inns, Inc. with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933 (the "Prospectus Supplement") relating to the offering and sale of ___% Series A Cumulative Preferred Stock by Equity Inns, Inc., I, Robert M. Solmson, expect to be elected to the Board of Directors of Equity Inns, Inc., as described therein. As of the effective time of the Prospectus Supplement, I will not be a member of the Board of Directors of Equity Inns, Inc.

         I hereby consent to being named in the Prospectus Supplement as a future member of Equity Inns, Inc.'s Board of Directors, and to the filing of the Prospectus Supplement as contemplated by Equity Inns, Inc.




    June  17, 1998                       /s/ Robert M. Solmson
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Date                                    Robert M. Solmson